TECHNOLOGY LICENSE AGREEMENT

THIS TECHNOLOGY LICENSE AGREEMENT (this "License"), is made as of August 18, 2005 (the "Effective Date") by and among Epic Financial Corporation, a Nevada corporation ("Epic"), having an address at 7545 No. Del Mar Avenue, Suite 102, Fresno, California 93711, Inkway Corporation, a Nevada corporation ("Licensee"), a wholly-owned subsidiary of Epic, having an address at 7545 No. Del Mar Avenue, Suite 102, Fresno, California 93711, on one hand, and AccuBrite Inc., a New York corporation ("Licensor"), having an address at 7407 No. Woodson Avenue, Fresno, California 93711, on the other hand (Licensee and Licensor, each a "Party" and collectively the "Parties"), with respect to the following facts:

RECITALS

WHEREAS, Licensor owns the rights in and to the Licensor Technology.

WHEREAS, Licensee desires to license the Licensor Technology from Licensor.

WHEREAS, Licensor is willing to grant, and Licensee is willing to accept, a license to the Licensor Technology on the terms and conditions of this License.

WHEREAS, Epic, Licensor and Licensee have entered into at certain Management Agreement of even date hereof in order to maximize the mutual benefits which they might realize under this License.

NOW, THEREFORE, based on the foregoing premises and in consideration of the promises contained in this License, the Parties hereto hereby agree as follows:

1.

DEFINITIONS.

1.1

Confidential Information.  "Confidential Information" means all information regarding a Party's business or affairs, including, without limitation, business concepts, processes, methods, systems, know-how, devices, formulas, product specifications, marketing methods, prices, customer or user information, customer or user lists, methods of operation, or other information, whether in oral, written, or electronic form, of the other Party designated as confidential or, that based on the circumstances, a reasonable person would know is confidential.  The following information will not be considered Confidential Information:  (i) information that is or becomes publicly available through no fault of the Party obligated to keep it confidential; (ii) information that was rightfully known by a Party prior to commencement of discussions regarding the subject matter of the Agreement; (iii) information that was independently developed by a Party without use of the Confidential Information; and (iv) information rightfully disclosed to a Party by a third party without continuing restrictions on its use or disclosure.

1.2

Improvement. "Improvement" means any improvement, modification, amendment, invention, enhancement, correction, new version, update, upgrade, advancement, or addition, to or associated with, the Licensor Technology.

1.3

Intellectual Property Rights.  "Intellectual Property Rights" means any and all (by whatever name or term known or designated) now known or hereafter existing throughout the world:  (i) rights associated with works of authorship, including, without limitation, all exclusive exploitation rights, copyrights, moral rights, and mask-works; (ii) trade secret rights and other Confidential Information; (iii) patents (including, without limitation, reissues, divisions, reexaminations, extensions, provisionals, continuations and continuations-in-part thereof), designs, and other industrial property rights; (iv) all other intellectual and industrial property and proprietary rights of every kind and nature, whether arising by operation of law, contract, license, or otherwise; (v) formulas, ideas, concepts, methods, know-how, processes, devices, and the like, whether or not any of the foregoing are protectable under law; and (vi) all registrations, applications, renewals, extensions, continuations, divisions, reissues, and the like.

1.4

Licensee Improvement.  "Licensee Improvement" means an Improvement solely paid for by Licensee.

1.5

Licensor Technology.  "Licensor Technology" means all Intellectual Property Rights and all matters in support of the Intellectual Property Rights, including all ink technology, formulation and designs currently owned or used by Licensor in connection with manufacture, distribution, and application of ink products by Licensor, including, without limitation the technology described on Schedule A, and all Improvements thereto, except the Licensee Improvements.

1.6

Net Revenue.  "Net Revenue" means the "net profits before taxes" (as defined by U.S. GAAP), of Licensee as reflected in the Licensee's annual audited financial statements for the Licensee's fiscal years ending October 31.

1.7

Adjusted Gross Revenue.    "Adjusted Gross Revenue" means gross revenues minus cost of goods sold, costs of media and costs of delivery.

2.

LICENSE.

2.1

Grant.  Licensor grants to Licensee, and Licensee hereby accepts from Licensor, upon the terms and conditions in this License, a world-wide, perpetual, irrevocable, exclusive (as to the world, including the Licensor), transferable, royalty-bearing, right and license to make, use, sell, offer to sell, improve, or otherwise obtain benefits, directly or indirectly, from or in respect of the Licensor Technology, without any limitations, except as subject to the terms and conditions set forth herein.

2.2

Right to Grant Sub-Licenses.  Licensee shall have the right to sublicense any or all of the rights granted in Section 2.1 to one or more third parties with the prior written consent of Licensor.

3.

PROPRIETARY RIGHTS.

3.1

Registration.  From time to time at its sole cost and expense, Licensor shall have the right, but not the obligation, to seek patent protection, registration, or similar protection (collectively, "Registrations") of or for its Intellectual Property Rights in and to the Licensor Technology or any Improvements thereto, except Licensee Improvements.  Any rights conferred to Licensor under any Registration will automatically be included within the scope of the license granted to Licensee in Section 2.

3.2

Ownership of Intellectual Property - Licensee Improvements.  Licensee shall own all Intellectual Property Rights in and to any Licensee Improvements.

3.3

Confidentiality.

(a)

Obligation of Confidentiality.  Each Party shall: (i) hold all Confidential Information of the other Party in confidence using at least the same measures as it does to protect its own Confidential Information of a similar nature, but not less than reasonable care, and not disclose the Confidential Information to any third party except to the extent permitted by the terms of this License; (ii) not remove or permit to be removed from any item any proprietary, confidential or copyright notices, markings or legends placed thereon by either Party; (iii) use the other Party's Confidential Information only in the course of performance pursuant to this License; and (iv) disclose the other Party's Confidential Information only to those of its employees, representatives, agents and contractors that need to know it, and only for the purpose of rendering assistance to the Party performing its obligations under this License.  Promptly following the request of a Party owning Confidential Information or upon expiration or termination of this License, each Party shall return to the other Party all such other Party's Confidential Information delivered or disclosed, together with all copies thereof at any time made by such Party.

(b)

Disclosure Required by Law.  Either Party shall have the right to disclose Confidential Information as required by law or legal process or under the applicable rules of a securities market or exchange; provided, however, that the disclosing Party shall use reasonable efforts to give the other Party a reasonable opportunity to intervene to prevent such disclosure or to obtain a protective order, and that any Confidential Information so disclosed otherwise remains subject to the confidentiality obligations set forth in this Section.

3.4

No Challenge To Rights.

  Neither Party shall do anything that may adversely affect the validity or enforceability of any Intellectual Property Right owned by the other Party, including, without limitation, any act, or assistance to any act, that may infringe or lead to the infringement of any such Intellectual Property Right.

3.5

Injunctive Relief.  Each Party agrees that if it breaches any of its obligations with respect to the other Party's Confidential Information or infringes the other Party's Intellectual Property Rights, it will cause the other Party irreparable injury that cannot be readily remedied in monetary damages in an action at law. Therefore, each Party agrees that the other shall be entitled to obtain, on an expedited basis from any court of competent jurisdiction, and without the requirement of the posting of a bond, immediate injunctive relief to enjoin any such breach or prospective breach or any infringement or prospective infringement.  The foregoing shall be in addition to, and not in lieu of, such other remedies as a Party may otherwise have available to it under applicable law.

4.

ROYALTIES AND PAYMENTS.

4.1

Upfront Payment.  As consideration for the rights granted to Licensee in Section 2, upon execution of this License, Epic shall:

(a)

cancel, discharge and release Licensor from all outstanding obligations owing to Epic, as evidenced and owing under those certain promissory notes between Epic and Licensor dated April 5, 2005, May 5, 2005, June 5, 2005, July 5, 2005 and August 17, 2005 in the principal outstanding aggregate amount of $64,000 and all interest accrued thereunder; and

(b)

issue, transfer and deliver 3,800,000 restricted shares of Epic's common stock, par value $0.001 ("Epic Shares") to Licensor.

4.2

Ongoing Royalty.  From and after the date hereof, Licensee shall pay Licensor 25% of all Net Revenue of Licensee (the "Ongoing Royalty Payments"). The Ongoing Royalty Payments shall be made in the form of cash advances on available cash flow of Licensee.  As soon as Inkway's cash flow permits it, such cash advances shall be paid monthly in an amount equal to 20% of Adjusted Gross Revenue of Inkway for the prior month.

4.3

Payment Terms.  Any adjustments between the cash advances and the Ongoing Royalty Payments that may be due Licensor under this License shall be made as soon as reasonably practicable following completion of the Licensee's annual audited financial statements for each of Licensee's fiscal years, beginning as of the end of the fiscal year which starts October 31, 2005.  If there has been an overpayment of cash advances as reconciled against the Ongoing Royalty Payments, future cash advancements and future Ongoing Royalty Payments shall be adjusted accordingly. In connection with each such Ongoing Royalty Payment, Licensee shall furnish a statement, in reasonable detail, setting forth the amount of Net Revenue received and its calculation of the royalties due to Licensor for such Ongoing Royalty Payment.

4.4

Effect of Termination of Management Agreement.  In the event that the Management Agreement by and between the parties hereto (the "Management Agreement") is terminated, for any reason, the cash advances towards the Ongoing Royalty Payments shall be modified to be 40% of Adjusted Gross Revenue of Licensee and the Ongoing Royalty Payments shall be modified to be 50% of all Net Revenue of Licensee, both effective as of the date of termination of the Management Agreement.

5.

ENFORCEMENT.  Each Party shall notify the other Party promptly in writing of any suspected infringement or misappropriation of the Intellectual Property Rights of the other Party by a third party and shall provide the other Party with all documents and information relating thereto.  With respect to any Intellectual Property Right owned by either Party, the owner of said right shall have the right, but not the obligation, to take action in its own name to secure the cessation of any infringement or misappropriation of the Intellectual Property Right or to bring an action against the alleged infringer.  The Party bringing the action shall bear the expense of prosecuting any infringement action and shall be entitled to any monies recovered in such an action. In any suit or dispute involving an alleged infringer, each Party shall fully cooperate with the other Party.  At the request and expense of any Party, the other Party shall permit access to all relevant personnel, records, papers, information, samples, and the like, during regular business hours.

6.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES.  Each Party hereby represents and warrants to the other that:

6.1

Power and Authority.  It has the full right, power and authority to (i) enter into this License, (ii) grant or receive all rights that have been licensed under this License and (iii) perform its obligations under this License.  The execution and delivery of this License and the consummation of the transactions contemplated hereby have been duly authorized by the respective parties.

6.2

Binding Agreement; No Violation.  This License constitutes the legal, valid and binding obligations of the respective Parties hereto, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or general principles of equity).  Neither the execution, delivery or performance of this License, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms of this License, will result in a breach of any term or provision of said Party's corporate charter or bylaws or to the best of its knowledge, any statute, rule or regulation applicable to said Party, nor conflict with or constitute a default under any agreement to which a Party hereunder is bound or to which its assets are subject, or any instrument, judgment, decree, writ, or other restriction to which a Party or its assets are bound.

6.3

No Infringement.  To its knowledge, the exercise of the rights granted to the other Party under or in the course of performance of this License will not infringe, violate, or otherwise interfere with the trademark, Intellectual Property Right, contractual or other right of any third party anywhere in the world.

7.

REPRESENTATIONS AND WARRANTIES OF LICENSOR.  Licensor hereby represents and warrants to Epic and Licensee that:

7.1

Investment Intent.  Licensor is acquiring the Epic Shares for its own account for investment and, except for a potential distribution (a "Distribution")of some or all of the Epic Shares to the Licensor's shareholders (the "Shareholders"), not with a view to, nor with any present intention of distributing or selling the same; Licensor is not party to any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

7.2

Distribution of Epic Shares.  In no event will Licensor engage in Distribution of the Epic Shares to any of the Shareholders, unless such Distribution is either:

(a)

made in compliance with the provisions of Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), which requires among other things:

(i)

Each Shareholder understanding and acknowledging that (A) the Epic Shares acquired pursuant to in the Distribution have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Epic Shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation S, the Epic Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) Licensee is under no obligation to register the Epic Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available;

(ii)

 (A) Such Shareholder is not a U.S. person and is not acquiring the Epic Shares for the account of any U.S. person; (B) if a corporation, such Shareholder is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer of such Shareholder is a national or citizen of the United States; and (D) such Shareholder will not otherwise be deemed to be a "U.S. Person" within the meaning of Regulation S.

(iii)

Such Shareholder, if not an individual, was not formed specifically for the purpose of acquiring the Epic Shares in connection with the Distribution.

(iv)

Such Shareholder is acquiring the Epic Shares for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Epic Shares or any right, option, security interest, pledge or other interest in or to the Epic Shares. Such Shareholder understands, acknowledges and agrees that it must bear the economic risk of its investment in the Epic Shares for an indefinite period of time and that prior to any such offer or sale, Licensee may require, as a condition to effecting a transfer of the Epic Shares, an opinion of counsel, acceptable to Licensee, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(v)

 Such Shareholder will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Epic Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by License or the Distribution have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(vi)

The Distribution was made in an "offshore transaction."  For purposes of Regulation S, such Shareholder understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(vii)

Neither such Shareholder nor any affiliate of such Shareholder or any person acting on its behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Epic Shares being purchased hereby.

(viii)

Such Shareholder understands that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Such Shareholder agrees that it will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Epic Shares other than to a non-U.S. Person.

(ix)

 Such Shareholder shall acknowledge that the Epic Shares will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SHARES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

(b)

made in compliance with the provisions of Regulation D of the Securities Act, which requires among other things:

(i)

Each Shareholder understanding and acknowledging that (A) the Epic Shares have not been registered under the Securities Act or the securities laws of any state, based upon the exemption from such registration requirements for non-public offerings pursuant to Rule 506 of Regulation D under the Securities Act; (B) the Epic Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act; (C) the Epic Shares may not be sold or otherwise transferred unless they have been first registered under the Securities Act and/or all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; and (D) Licensee is under no obligation to register the Epic Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii)

Such Shareholder will not sell or otherwise transfer any of the Epic Shares, or any interest therein, unless and until (A) said Epic Shares shall have first been registered under the Securities Act and/or all applicable state securities laws; or (B) such Shareholder have first delivered to Licensee a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to Licensee), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws.

(iii)

Such Shareholder is acquiring the Epic Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Epic Shares or any part thereof or interest therein.

(iv)

At no time, will the Licensor engage in a Distribution of the Epic Shares to more than 35 non "accredited investors" as such term defined in Rule 501(a) under the Securities Act.

(v)

Such Shareholder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Epic Shares, and has so evaluated the merits and risks of such investment.

(vi)

Such Shareholder is able to bear the economic risk of an investment in the Epic Shares and, at the present time, is able to afford a complete loss of such investment.

(vii)

Such Shareholder understands that no federal or state agency has approved or disapproved the Epic Shares, passed upon or endorsed the merits of the Offering thereof, or made any finding or determination as to the appropriateness of the Epic Shares for investment.

(viii)

Such Shareholder understands that the certificates representing the Epic Shares will bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

7.3

No General Solicitation.  At no time was Licensor presented with nor is Licensor purchasing the Epic Shares as a result of any advertisement, article, notice or other communication regarding the Epic Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or through any other general solicitation or general advertisement.

7.4

Access to Books and Records. Licensor understands that all currently existing books, records, and documents of Epic relating to the acquisition of the Epic Shares have been and remain available for inspection by Licensor upon reasonable notice. Licensor confirms that all existing documents requested by it has been made available, and Licensor has been supplied with all of the additional existing information concerning the acquisition of the Epic Shares that has been requested.  Licensor confirms that it has obtained sufficient information, in its judgment, to evaluate the merits and risks of the acquisition of the Epic Shares.  Licensor confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as Licensor has deemed appropriate prior to making a decision to acquire the Epic Shares.  In making a decision to acquire the Epic Shares, Licensor has relied exclusively on its experience and judgment, and upon such independent investigations as, she or it deems appropriate, and upon information provided by Epic in writing or found in the books, records, or documents of Epic.

7.5

Registration of Epic Shares.  Licensor understands that the Epic Shares have not been registered under the Securities Act, or any state securities laws, in reliance upon exemptions from regulation for non-public offerings.  Licensor understands that the Epic Shares will not be resold or otherwise disposed of by Licensor unless the Epic Shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless Licensor receives an opinion of counsel satisfactory to it that an exemption from registration is available.

7.6

Transfer Restrictions.  Licensor has been informed of and understands that there are substantial restrictions on the transferability of the Epic Shares.  Licensor may be a "control person" under the Securities Act, and as such it may be subject to volume restrictions under Rule 144 of the Securities Act in addition to the restrictions imposed by market conditions.  Any shareholder who is a "control person" under the Securities Act may also be subject to the short swing profit rules of Rule 16b of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

7.7

Restricted Legend.  Licensor has been informed of and understands that the certificates representing the Epic Shares will have a legend restricting transfer without compliance with the registration provisions of applicable securities laws or establishment of an exemption from registration.

7.8

No Recommendation.  Licensor has been informed of and understands that no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Epic Shares.

7.9

Financial and Business Knowledge.  Licensor has such knowledge and experience in financial and business matters that Licensor is capable of an evaluation of the merits and risks of the investment in the Epic Shares being offered herein.

7.10

Speculative Investment.  Licensor is aware that an investment in Epic is highly speculative and subject to substantial risks.  Licensor is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Epic Shares, which may make the liquidation of this investment impossible for the indefinite future.

7.11

Manner of Offer.  The offer for the purchase of the Epic Shares was directly communicated to Licensor in such a manner that Licensor was able to ask questions of and receive answers from Epic or a person acting on its behalf concerning the terms and conditions of this transaction.  At no time, except in connection and concurrently with such communicated offer, was Licensor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising;

7.12

No Guarantees.  None of the following information has ever been represented, guaranteed, or warranted to Licensor, expressly or by implication by Epic, or agent or employee of Epic, or any other person:

(a)

The approximate or exact length of time that Licensor will be required to remain a holder of the Epic Shares;

(b)

The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in Epic;

(c)

That the past performance or experience of Epic, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of Epic or the return on the investment.

8.

INDEMNIFICATION.

8.1

Mutual Indemnification Obligation.  Each Party shall, at its sole expense, indemnify, defend and hold the other Party and its employees, agents, directors, officers, shareholders, affiliates and representatives harmless from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and costs) (collectively, "Losses") incurred in connection with any judicial or non-judicial claim, action, demand, suit or proceeding (collectively, "Claims") brought against them insofar as such Claim is based upon allegations that, if true, would constitute a breach of any of the representations or warranties made by a Party in this License.

8.2

Indemnification Procedure.  Each Party shall provide the other with:  (i) prompt written notice of any such Claim as soon as practicable after learning of any such Claim and (ii) such reasonable cooperation and assistance as may reasonably be required from time to time in the defense of any such Claim.  The Party providing the indemnity and defense pursuant to this License shall have the right to:  (i) employ attorneys to institute or defend any Claim, which attorneys must be reasonably acceptable to the other Party, (ii) take any other reasonably appropriate steps to protect all rights and interests at issue, or (iii) settle, compromise in good faith or in any other manner dispose of any Claim and satisfy any judgment that may be rendered, except that no compromise, settlement or disposition of any such Claim may be affected by the indemnifying Party without the consent of the indemnified Party, which may not be unreasonably withheld or delayed.  The indemnified Party shall have the right to participate in the defense of any Claim at its sole cost and expense.  If a conflict of interest arises or exists between the Parties, the indemnified Party shall have the right to retain separate counsel to represent its interests at the sole cost and expense of the indemnifying Party.

9.

TERM. The term of this License (the "Term") will commence as of the Effective Date and will continue into perpetuity, unless terminated earlier as provided for in this License.

10.

GOVERNING LAW AND JURISDICTION.  This License is entered into in the State of Nevada, and its validity, construction, interpretation and legal effect will be governed by the law of the State of Nevada (irrespective of its choice of law rules) and the United States of America.  Any action at law or in equity arising under this License will be filed only in an appropriate State or Federal Court located in the County of Clark, Nevada.  The Parties hereby irrevocably consent and submit to the exclusive personal jurisdiction of such courts for the purposes of litigating any such action.

11.

FURTHER ACTS.  At any time or from time to time on and after the date of this License, either Party shall at the request of the other Party:  (i) deliver to the requesting Party any records, data or other documents consistent with the provisions of this License; (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license necessary for each Party's performance under this License; and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this License and the transactions contemplated hereby.

12.

RIGHT OF FIRST REFUSAL.  In the event that Licensor, or its shareholders, shall receive an offer, or solicit an offer, for the purchase of the assets of Licensor or a majority interest in the shares of capital stock of Licensor, Licensee shall have the right of first refusal to purchase the assets or shares of capital stock of Licensor, as the case may be, on the same terms and conditions of the proposed sale.  Licensor shall give prompt written notice of such an impending sale to Licensee and Licensee shall be given fifteen (15) to give Licensor written notice of its intent to exercise this right of first refusal.

13.

GENERAL.  The Parties are independent contractors and no joint venture, partnership, employment, agency or similar arrangement is created between them.  Neither Party has the right or power to act for or on behalf of the other or to bind the other in any respect.  This License will be binding upon each Party and its successors and permitted assigns. This License (including the Exhibit and Recitals, which are incorporated herein by this reference) contains the entire understanding of the Parties regarding its subject matter, and supersedes all prior and contemporaneous agreements and understandings between the Parties regarding thereto.  Nothing contained in this License will be deemed to create any third-party beneficiary whatsoever.  This License may only be modified, supplemented, amended or waived in a writing signed by both Parties.  Any notice or other written communication required or permitted under this License may be made to either Party at the address set forth on page 1 of this License.  No failure or delay by a Party in exercising any right, power, or privilege under this License will operate as a waiver thereof.  The invalidity or unenforceability of any provision of this License will not affect the validity or enforceability of any other provision of this License, all of which will remain in full force and effect.  This License shall be construed as if drafted jointly by the Parties, and either Party's failure to obtain legal counsel or other advice in connection with this License, constitutes a waiver of any objection or claim that may be based upon such failure.

IN WITNESS WHEREOF, the Parties have executed this License as of the Effective Date.

LICENSOR: AccuBrite Inc., a New York corporation	LICENSEE: INKWAY CORPORATION a Nevada corporation
By: /s/ Lennie M. Greene	By: /s/ Rodney R. Ray
Name: Lennie M. Greene	Name: Rodney R. Ray
Title: Chief Executive Officer	Title: President and CEO

for purposes of Section 4 only EPIC: Epic Financial Corporation, a Nevada corporation
By: /s/ Rodney R. Ray
Name: Rodney R. Ray
Title: President and CEO

SCHEDULE A - LICENSOR TECHNOLOGY

Common law trademarks:

Free-Ink-4-Life
AccuBrite Ink
Inktelligence
Ink-4-u
Refills-4-u
Visionary

Domain names:

www.freeink4life.com

www.accubrite.com

www.inkonline.net

www.inkonline.tv